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                                                                      EXHIBIT 21




                                STERLING BANCORP

                         Subsidiaries of the Registrant





   Sterling Banking Corporation

   Sterling Industrial Loan Association

   Sterling National Bank

      Sterling Factors Corporation

      Sterling National Mortgage Company, Inc. (New York)

      Sterling National Mortgage Corporation (Virginia)

      Sterling Holding Company of Virginia, Inc.

          Sterling Real Estate Holding Company Inc.